Exhibit (c)(69)

Project Alpine Tax Materials June 20, 2018 CONFIDENTIAL DRAFT SUBJECT TO CHANGE

Transaction Tax Implications

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

Average Tax Basis Calculation[1]

- Average tax basis of $23.27 per unit for public AM unitholders as of YE 2017
- The average public AM unit holder would need to receive cash consideration of $2.03 per unit to avoid having to sell shares post-transaction to pay transaction related taxes

Unitholder	Active Units	EOY 2017 Basis
Antero Resources	90,841,730	$2.01
Other Non-Public Unitholders	8,028,605	25.70
Public Unitholders	94,757,401	23.27
Total Active Units	**193,627,736**	
Average EOY 2017 Basis for Public Unitholders		**$23.27**
Average EOY 2017 Basis for IPO Investors		**$20.51**

Cash Consideration Required to Avoid Share Selling

For Average Unitholder	
AMGP Share Price	$19.08
Exchange Ratio	1.600x
Offer Price	$30.53
Average EOY 2017 Tax Basis	**$23.27**
Detail of Gains (per Unit)	
Average Ordinary Gain	$3.37
Average Capital Gain	3.89
Total Gain	**$7.26**
Average Assumed Passive Activity Loss [2]	($1.08)
Tax on Gain (per Unit)	
Federal Ordinary Income Tax Rate	37.0%
Individual MLP Investor Deduction Rate	20.0%
Adjusted Ordinary Tax Rate	29.6%
ACA Tax	3.8%
Federal Tax Rate	33.4%
Federal Capital Gains Tax Rate	23.8%
Effective State Tax Rate[3]	5.2%
PAL Rate	37.0%
PAL Gain Deduction	($0.40)
Tax on Ordinary Gain	$0.72
Effective Ordinary Gain Tax Rate	*21.5%*
Tax on Capital Gain	$0.93
Effective Capital Gain Tax Rate	*23.8%*
State Tax Ordinary Income[3]	$0.17
Effective Ordinary Gain Tax Rate	*5.2%*
State Tax Capital Gain[3]	$0.20
Effective Capital Gains Tax Rate	*5.2%*
Total Tax on Gain	**$2.03**
Total Effective Tax Rate	*27.9%*

For IPO Investor - Average Basis[1]	
AMGP Share Price	$19.08
Exchange Ratio	1.600x
Offer Price	$30.53
Average EOY 2017 Tax Basis	**$20.51**
Detail of Gains (per Unit)	
Average Ordinary Gain	$4.83
Average Capital Gain	5.19
Total Gain	**$10.02**
Average Assumed Passive Activity Loss [2]	($1.46)
Tax on Gain (per Unit)	
Federal Ordinary Income Tax Rate	37.0%
Individual MLP Investor Deduction Rate	20.0%
Adjusted Ordinary Tax Rate	29.6%
ACA Tax	3.8%
Federal Tax Rate	33.4%
Federal Capital Gains Tax Rate	23.8%
Effective State Tax Rate[3]	5.2%
PAL Rate	37.0%
PAL Gain Deduction	($0.54)
Tax on Ordinary Gain	$1.07
Effective Ordinary Gain Tax Rate	*22.3%*
Tax on Capital Gain	$1.24
Effective Capital Gain Tax Rate	*23.8%*
State Tax Ordinary Income[3]	$0.25
Effective Ordinary Gain Tax Rate	*5.2%*
State Tax Capital Gain[3]	$0.27
Effective Capital Gains Tax Rate	*5.2%*
Total Tax on Gain	**$2.83**
Total Effective Tax Rate	*28.2%*

For IPO Investor - IPO Basis[3]	
AMGP Share Price	$19.08
Exchange Ratio	1.600x
Offer Price	$30.53
Average EOY 2017 Tax Basis	**$20.51**
Detail of Gains (per Unit)	
Average Ordinary Gain	$6.56
Average Capital Gain	3.46
Total Gain	**$10.02**
Assumed Passive Activity Loss	($1.00)
Tax on Gain (per Unit)[3]	
Federal Ordinary Income Tax Rate	37.0%
Individual MLP Investor Deduction Rate	20.0%
Adjusted Ordinary Tax Rate	29.6%
ACA Tax	3.8%
Federal Tax Rate	33.4%
Federal Capital Gains Tax Rate	23.8%
Effective State Tax Rate[3]	5.2%
PAL Rate	37.0%
PAL Gain Deduction	($0.37)
Tax on Ordinary Gain	$1.82
Effective Ordinary Gain Tax Rate	*27.8%*
Tax on Capital Gain	$0.82
Effective Capital Gain Tax Rate	*23.8%*
State Tax Ordinary Income[3]	$0.34
Effective Ordinary Gain Tax Rate	*5.2%*
State Tax Capital Gain[3]	$0.18
Effective Capital Gains Tax Rate	*5.2%*
Total Tax on Gain	**$3.16**
Total Effective Tax Rate	*31.6%*

Source: FactSet as of 6/8/18 and Wall Street research.
(1) Provided by management.
(2) Assumed passive activity loss and tax on ordinary gain for IPO investor utilizes company provided estimates based on a per unit basis range of $19.00-$22.00.
(3) IPO Investor analysis based on Information provided by Committee

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Transaction Tax Implications

CONFIDENTIAL DRAFT SUBJECT TO CHANGE

SQ AM After Tax Distribution[1]

($ per share, unless otherwise noted)	2019E	2020E	2021E	2022E
Inside Holdings[2]				
Opening PAL ($mm)	$--	$--	$--	$--
Utilized PAL ($mm)	--	--	--	--
Closing PAL Balance ($mm)	--	--	--	--
Pre-PAL Taxable Net Income ($mm)	$245.2	$318.6	$402.2	$511.1
Shielded Net Income ($mm)	--	--	--	--
Taxable Net Income ($mm)	**$245.2**	**$318.6**	**$402.2**	**$511.1**
Public Holdings				
Opening PAL ($mm)	($131.2)	($98.6)	($39.9)	($3.0)
Utilized PAL ($mm)	32.6	58.6	36.9	3.0
Closing PAL Balance ($mm)	(98.6)	(39.9)	(3.0)	--
Pre-PAL Taxable Net Income ($mm)	$45.6	$117.1	$198.4	$303.8
Shielded Net Income ($mm)	32.6	58.6	36.9	3.0
Taxable Net Income ($mm)	**$13.0**	**$58.5**	**$161.5**	**$300.8**
Total Taxable Net Income ($mm)	**$258.1**	**$377.1**	**$563.7**	**$811.9**
Public Distribution				
Public Shares Outstanding	*94.8*	*94.8*	*94.8*	*94.8*
Public Taxable Net Income	$0.48	$1.24	$2.09	$3.21
PAL Utilized	0.34	0.62	0.39	0.03
Taxed Net Income	0.14	0.62	1.70	3.17
Ordinary Income Tax	*(0.04)*	*(0.18)*	*(0.50)*	*(0.94)*
ACA Investment Income Tax	*(0.01)*	*(0.02)*	*(0.06)*	*(0.12)*
Pre-Tax Distribution	**$2.21**	**$2.85**	**$3.42**	**$4.10**
Tax Paid on Distribution	(0.05)	(0.21)	(0.57)	(1.06)
Post-Tax Distribution	**$2.16**	**$2.64**	**$2.85**	**$3.04**

Source: PWC, Company Management
(1) Based on average unitholder basis of $23.27 at YE 2017.
(2) Represents holdings of Antero Resources and WaterARC.

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After-Tax Distribution For Average Unitholder

Calculation Detail

CONFIDENTIAL DRAFT
SUBJECT TO CHANGE

PF AMGP After-Tax Distribution Calculation

	2H 2018	2019E	2020E	2021E	2022E
Total Operating Revenues	$488	$1,182	$1,459	$1,723	$1,982
- Total Operating Expenses (Including depreciation)	(228)	(508)	(620)	(725)	(799)
Operating Income	**$260**	**$674**	**$839**	**$998**	**$1,183**
+ Book depreciation	81	179	201	214	219
+ Equity in Earnings of Unconsolidated Affiliates	19	72	104	120	146
- Interest Expense	(37)	(89)	(110)	(126)	(113)
- Depreciation of Goodwill and Current Assets	(413)	(795)	(728)	(685)	(673)
- Additional Depreciation from Step Up in Basis	(13)	(116)	(233)	(282)	(138)
- Capex Expense for Tangible Assets	(133)	(164)	(176)	(393)	(352)
- Interest Expense Add-back	0	0	0	0	0
Taxable Income Before NOLs	**($236)**	**($239)**	**($102)**	**($153)**	**$273**
- NOLs applied from previous years	$0	$0	($1)	$0	($218)
Taxable Income	**($236)**	**($239)**	**($103)**	**($153)**	**$55**
AMGP Taxable Income	($236)	($239)	($103)	($153)	$55
+ NOL Utilization	-	-	1	-	218
- Payment of Income Taxes	-	-	0	-	14
+/- Change in depreciation (MACRS vs ADS SL)	-	(8)	32	64	10
+ Tangible Asset Capex	133	164	176	393	352
Current Earnings & Profits	**($103)**	**($83)**	**$107**	**$304**	**$621**
Current Dist. from AMGP to Shareholders	362	651	896	1,115	1,358
Qualified Dividend?	RoC	RoC	Cum E&P	Cum E&P	Cum E&P
Return of Capital[1]	362	651	-	-	-
Qualified Dividend[2]	-	-	107	304	621
Partial Return of Capital[3]	-	-	789	811	737
Accumulated Earnings and Profits					
% RoC (Annual Average)	*100%*	*100%*	*88%*	*73%*	*54%*
% Qualified Dividend (Annual Average)	*0%*	*0%*	*12%*	*27%*	*46%*
Shares Outstanding	505.6	505.6	505.6	505.6	505.6
Tax Basis/Share	$30.70	$29.67	$28.26	$26.68	$25.13
- Return of Capital	($0.72)	($1.29)	($1.56)	($1.61)	($1.46)
EoY Basis	**$30.34**	**$29.35**	**$27.86**	**$26.28**	**$24.77**
Return of Capital Taxes	$0.00	$0.00	$0.00	$0.00	$0.00
Qualified Dividend Taxes	$0.00	$0.00	$0.05	$0.14	$0.29
Before Tax AMGP Dist. Per Share	$0.72	$1.29	$1.77	$2.21	$2.69
Total Tax per Share	$-	$-	$0.05	$0.14	$0.29
Implied Tax Rate	*-%*	*-%*	*3%*	*6%*	*11%*
After-Tax AMGP Dividend Per Share	**$0.72**	**$1.29**	**$1.72**	**$2.06**	**$2.39**
Exchange Ratio	1.6x	1.6x	1.6x	1.6x	1.6x
PF After Tax AM Distibution Per LP Unit	**$1.15**	**$2.06**	**$2.76**	**$3.30**	**$3.83**

Source: Management projections and FactSet as of 6/8/18.

(1) PF Return of Capital per share calculated as the total Distributions to Shareholders when Current Earnings & Profits are less than 0.

(2) Qualified ividend calculated as equal to the lesser of Current Earnings & Profit of Distributions to Shareholder assuming Current Earnings & Profit is greater than 0.

(3) Partial Return of Capital is calculated as the difference between Distributions to Shareholders and Current Earnings & profits assuming Qualified Dividends are applicable.

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